Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

August 6, 2023

Leonardo Basola

[***]

[***]

Dear Leo,

Spire Global Subsidiary, Inc. (the “Company”) is pleased to offer you employment on the following terms:

1.
Position. Your initial title will be Chief Financial Officer, working remotely in the United States and you will initially report to Peter Platzer, Chief Executive Officer. This is a full-time position. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.
2.
Cash Compensation.
(a)
The Company will pay you a starting salary at the rate of $390,000 per year, payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. This salary will be subject to periodic review and adjustments at the Company’s discretion.
(b)
Performance Bonus Structure. You will be eligible for an annual performance bonus plan based 100% on company performance. The annual on-target bonus will be 80% of your base salary and prorated for year one based on your start date. The annual company performance targets will be set and subject to change on an annual basis.
3.
Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits.
4.
Restricted Stock Units. It will be recommended that, subject to the approval of the Company’s Board of Directors or its Compensation Committee, as applicable, in its sole discretion, the Company grant you an award of restricted stock units (the “Award”) covering 750,000 shares of Company Common Stock (the “Shares”). The Award will be subject to the terms and conditions of the Spire Global, Inc. 2021 Equity Incentive Plan (as amended, the “Plan”) and restricted stock unit award agreement thereunder. We will recommend that one-twelfth (1/12th) of the Number of Shares Subject to the RSU Award (as set forth above) will be scheduled to vest on each of the twelve (12) consecutive Quarterly Vesting Dates that occur immediately after the

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

Quarterly Vesting Date that occurs in the same calendar quarter as the Vesting Commencement Date (as set forth above), in each case subject to your continued service with the Company (or any parent or subsidiary of the Company, as applicable) through the applicable vesting date. For purposes of the Award, “Quarterly Vesting Date” means, with respect to any calendar year, the 20th day of February, May, August, and November.
5.
Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.
6.
Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).
7.
Tax Matters.
(a)
Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.
(b)
Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.
8.
Interpretation, Amendment and Enforcement. Except for any arbitration agreement that you may enter into or may have entered into in connection with your employment, this letter agreement and Exhibit A constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

the Company (the “Disputes”) will be governed by Virginia law, excluding laws relating to conflicts or choice of law. Unless you have entered into or subsequently enter into any arbitration agreement in connection with your employment, you and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Fairfax County, Virginia, in connection with any Dispute or any claim related to any Dispute.

9. Execution. This letter agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. If a party signs the signature page and faxes (or scans and emails) the signature page to the other party or signs this letter agreement by electronic signature, then such signature page shall be deemed an original signature page to this letter agreement and shall constitute the execution and delivery of this letter agreement by the sending party.

* * * * *

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both this letter agreement and the attached Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business in 7 days. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company on or before September 5, 2023.

Very truly yours,

Spire Global Subsidiary, Inc.

/s/ Peter Platzer

By: Peter Platzer

Title: Chief Executive Officer

I have read and accept this employment offer:

/s/ Leonardo Basola
Leo Basola

09-Aug-2023
Date

Attachment

Exhibit A: Proprietary Information and Inventions Agreement

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Spire Global Subsidiary, Inc, a Delaware corporation (the “Company”) and I, Leo Basola, have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

9.
I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.
10.
Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. Without limiting paragraph 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except pursuant to this paragraph 2) disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.
11.
To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.
12.
I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to either (a) information I can document is or becomes readily publicly available without restriction through no fault of mine or (b) information that I am required to disclose pursuant to applicable laws, provided that I give the Company notice of such requirement (to the extent not prohibited by such applicable laws) and restrict my disclosures to the minimum required information. In addition, the foregoing shall not be construed to prohibit or otherwise restrict me from lawfully reporting waste, fraud, or abuse to a designated investigative or law enforcement representative of a federal department or agency authorized to receive such information under an applicable procurement. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.
13.
Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).
14.
I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

15.
I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.
16.
I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its subsidiaries, successors and assigns.
17.
I acknowledge receipt of the following notice under 18 U.S.C § 1833(b)(1), and will provide such notice to its employees, contractors and others involved in the Services, if any: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
18.
Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Colorado without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Colorado law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.
19.
This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. If a party signs the signature page and faxes (or scans and emails) the signature page to the other party or signs this Agreement by electronic signature, then such signature page shall be deemed an original signature page to this Agreement and shall constitute the execution and delivery of this Agreement by the sending party.

Exhibit 10.1

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Leo Basola

Date

Accepted and Agreed to:

Spire Global Subsidiary, Inc.

By

Name Peter Platzer

Title Chief Executive Officer

8000 Towers Crescent Dr, Suite 1100

Vienna, VA 22182, United States

+1-202-301-5127 | spire.com

APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(i)
Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(ii)
Result from any work performed by the employee for his employer.
(b)
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

LIBC/4329455.1